BT INVESTMENT PORTFOLIOS
    Rule 10f-3 Transactions


            Portfolio                      Small Cap Portfolio
           TRADE DATE                            1/26/99
             BROKER                 Credit Suisse First Boston Corp.
             ISSUER                  ITT Educational Services, (ESI)
        SHARES PURCHASED                         32,100
          % OF OFFERING                          0.4500%
       SPREAD OR COMMISSION
            PER SHARE                            $0.7700
         PRICE PER SHARE                         $34.00
              TOTAL                            $1,091,400


            PORTFOLIO                      Small Cap Portfolio
           TRADE DATE                            3/22/99
             BROKER                 Credit Suisse First Boston Corp.
             ISSUER                           Calpine (CPN)
        SHARES PURCHASED                         40,700
          % OF OFFERING                          0.6780%
       SPREAD OR COMMISSION
            PER SHARE                            $0.8100
         PRICE PER SHARE                         $31.00
              TOTAL                            $1,261,700


            PORTFOLIO                      Small Cap Portfolio
           TRADE DATE                            2/11/99
             BROKER                      Bear Stearns & Co. Inc.
             ISSUER                          Prodigy (PRGY)
        SHARES PURCHASED                         26,300
          % OF OFFERING                          0.0328%
       SPREAD OR COMMISSION
            PER SHARE                            $0.6100
         PRICE PER SHARE                         $15.00
              TOTAL                             $394,500


            PORTFOLIO                    Pacific Basin Portfolio
           TRADE DATE                            3/9/99
             BROKER                       Montgomery Securities
             ISSUER                          Infosys (INFY)
        SHARES PURCHASED                           200
          % OF OFFERING                          0.0100%
       SPREAD OR COMMISSION
            PER SHARE                            $1.7000
         PRICE PER SHARE                         $34.00
              TOTAL                              $6,800